UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

CLEANSPARK, INC.

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY INFORMATION STATEMENT SUBJECT TO COMPLETION DATED ________, 2019

CLEANSPARK, INC.

70 North Main Street, Ste. 105

Bountiful, Utah 84010

NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

TO THE STOCKHOLDERS OF CLEANSPARK, INC.:

NOTICE IS HEREBY GIVEN that, on June 24, 2019, the holders of more than a majority of the voting power of CleanSpark, Inc., a Nevada corporation (“CleanSpark,” the “Company,” “we” or “us”), approved the following actions without a meeting of stockholders in accordance with the Nevada Revised Statutes:

•	An amendment to our Articles of Incorporation, as amended, to effect an increase in our authorized shares of common stock from 100,000,000 to 200,000,000; and

•	An offering of the following securities and related definitive agreements (the “Financing Transaction”) as follows:

o	a 7.5% Senior Secured Redeemable Convertible Promissory Note of the Corporation to An otherwise unaffiliated investor, in the aggregate principal amount of $10,750,000 (the “Debenture”);

o	three year, cash-only warrants to purchase 2,300,000 shares of common stock, with an exercise price of $3.50 per share with respect to 2,000,000 warrant shares, $4.00 with respect to 100,000 warrant shares, $5.00 with respect to 100,000 warrant shares, $7.50 with respect to 50,000 warrant shares and $10.00 with respect to 50,000 warrant shares (the “Warrants”);

o	1,250,000 shares of common stock (the “Common Stock”); and

o	2,150 shares of Series B Preferred Stock (the “Preferred Stock”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions will not be adopted until a date at least twenty (20) days after the date the definitive Information Statement has been mailed to our stockholders. This Information Statement is first mailed to you on or about _______, 2019. We anticipate that the actions contemplated herein will be effected on or about the close of business on _________, 2019.

The accompanying Information Statement is being provided to you for informational purposes only to comply with requirements of the Exchange Act, and constitutes the notice of corporate action without a meeting by less than unanimous consent of the Company’s stockholders. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the authorized share increase discussed above, since no meeting of the Company’s stockholders will be held or proxies or consents solicited from the Company’s stockholders in connection with these matters because the requisite approval of the authorized share increase has been secured by means of the written consent of the holders of a majority of the voting power of the Company.

This Information Statement is first being sent on or about _______, 2019 to the Company’s stockholders.

We have asked or will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our common stock held of record by such persons

By Order of the Board of Directors,

/s/ S. Matthew Schultz
S. Matthew Schultz
Chief Executive Officer

________, 2019

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This Information Statement Is Being Provided to You By the Board of Directors of the Company.

Information Statement pursuant to Section 14(c) of the Securities Exchange

Act of 1934 and Rule 14c-1 et seq and Notice of Actions

Taken by Written Consent of the Stockholders

CLEANSPARK, INC.

70 North Main Street, Ste. 105

Bountiful, Utah 84010

INFORMATION STATEMENT

________, 2019

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN.

INTRODUCTION

This information statement on Schedule 14C (this “Information Statement”) is first being sent on or about ________, 2019 to the holders of record as of the close of business on June 24, 2019 (the “Record Date”), of shares of common stock, $0.001 par value per share (the “Common Stock”), of CleanSpark, Inc., a Nevada corporation (“CleanSpark,” “the Company,” “we” or “us”).

This Information Statement is to notify such stockholders that, on June 24, 2019, we received the approval, via a written consent in lieu of a meeting of stockholders, of the holders of a majority of the voting power of the Company (the “Consenting Stockholders”), representing approximately 64.9% of the voting power of the Company on the Record Date, approving the following:

•	An amendment to our Articles of Incorporation, as amended, to effect an increase in our authorized shares of common stock from 100,000,000 to 200,000,000 (the “Authorized Share Increase); and

•	An offering of the following securities and related definitive agreements (the “Financing Transaction”) as follows:

o	a 7.5% Senior Secured Redeemable Convertible Promissory Note of the Corporation to An otherwise unaffiliated investor, in the aggregate principal amount of $10,750,000 (the “Debenture”);

o	three year, cash-only warrants to purchase 2,300,000 shares of common stock, with an exercise price of $3.50 per share with respect to 2,000,000 warrant shares, $4.00 with respect to 100,000 warrant shares, $5.00 with respect to 100,000 warrant shares, $7.50 with respect to 50,000 warrant shares and $10.00 with respect to 50,000 warrant shares (the “Warrants”);

o	1,250,000 shares of common stock (the “Common Stock”); and

o	2,150 shares of Series B Preferred Stock (the “Preferred Stock”).

The Authorized Share Increase and Financing Transaction (the “Actions”) were approved by our Board of Directors on April 16, 2019 by unanimous written consent in lieu of meeting.

A copy of the Certificate of Amendment to our Articles of Incorporation, as amended, to be filed with the Secretary of State of Nevada is attached hereto as Appendix “A” (the “Amendment”).

This Information Statement contains a summary of the material terms of the Financing Transaction which was executed on April 17, 2019 by and between the Company and the Investor. While we believe the description of the Financing Transaction contained herein covers the material terms of its definitive agreements, we encourage you to read our Current Report on Form 8-K and its exhibits filed by the Company with the Securities and Exchange Commission on April 18, 2019. For more information about accessing this Current Report on Form 8-K and the other information we file with the SEC, please see “Where You Can Find More Information” below.

This Information Statement is first being mailed or furnished to our stockholders on or about ________, 2019. The Actions will not go into effect until at least 20 days after such date. Notwithstanding the foregoing, certain portions of the Financing Transaction have already gone into effect as provided in the Financing Documents and as described in our Current Report on Form 8-K on the matter.

This Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended. It contains a description of the Actions covered by the Information Statement. We encourage you to read the Information Statement thoroughly. You may also obtain information about us from publicly-available documents filed with the SEC.

Our stockholders will not be entitled to any rights of appraisal under Nevada law or otherwise with respect to the approval and implementation of the Actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

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SUMMARY INFORMATION

The purpose of the Amendment is to effect the Authorized Share Increase. The following is Summary Information regarding the Amendment. This summary does not contain all of the information that may be important to you. You should read in their entirety this Information Statement and the other documents included or referred to in this Information Statement in order to fully understand the matters discussed in this Information Statement.

Why am I receiving this Information Statement?	It is for your information only. The Authorized Share Increase and Financing Transaction were approved on June 24, 2019 by written consent of the holders of approximately 64.9% of our voting power. In order to avoid costs, we did not solicit consents from all our stockholders in connection with the approval of the Actions. Under these circumstances, federal securities laws require us to furnish you with this Information Statement at least 20 calendar days before effecting the Actions.

Who is Entitled to Notice?	Each holder of record of outstanding shares of our Common Stock on the Record Date is entitled to notice of the actions to be taken pursuant to the written consent of the stockholders.

Why Did the Company Seek Stockholder Approval?

The approval of a majority of the voting power of the stockholders of the Company is required to approve the Authorized Share Increase pursuant to Nevada Revised Statutes (“NRS”) 78.390.

As for the Financing Transaction, under the rules of the Nasdaq Stock Market LLC, stockholder approval is required prior to the issuance of securities in connection with the acquisition of the stock or assets of another company which involves the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into Common Stock) equal to 20% or more of the Common Stock outstanding before the issuance. The rules of the Nasdaq Stock Market LLC also require stockholder approval prior to the issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the Company of Common Stock (or securities convertible into or exercisable Common Stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the Common Stock.

The Company, though not currently listed on the Nasdaq Capital Market or subject to the rules of the Nasdaq Stock Market LLC, is contractually obligated by the Investor in the Financing Transaction to seek approval of the Financing Transaction as would normally be required under the rules of the Nasdaq Stock Market LLC. Relatedly, the Company has also agreed to submit an application for listing on the Nasdaq Capital Market within 45 days of executing the Financing Transaction agreements.

Upon conversion of the Preferred Stock and the issuance of all shares of Common Stock that are issuable pursuant to the terms of the Preferred Stock, such shares of Common Stock would exceed 20% of number of shares of Common Stock outstanding before the issuance of the Preferred Stock. Accordingly, the Consenting Stockholders were asked to approve the Financing Transaction.

Why was the Amendment adopted?	The Amendment to our Articles of Incorporation was adopted for the principal purpose of increasing the authorized Common Stock of the Company. The Authorized Share Increase was approved by the Company for the reasons and benefits set forth in “Action One: Approval of the Amendment to the Articles of Incorporation.”

Am I being asked to approve the Actions?	No. The Actions have already been approved by the holders of a majority of our voting power and the unanimous written consent of our Board of Directors. No further stockholder approval of the Actions is required.

What will the Amendment do?

The Amendment will increase our authorized Common Stock from 100,000,000 to 200,000,000.

We currently have 100,000,000 shares of Common Stock authorized for issuance, of which 44,658,282 shares of Common Stock are outstanding and the remaining 55,341,718 shares of Common Stock are available for issuance as of June 24, 2019. We also have authorized 10,000,000 shares of Preferred Stock of which certain series have been designated and are outstanding as set forth below.

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ACTION ONE: APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION

Description of Capital Stock

The description below of our capital stock and provisions of our amended and restated articles of incorporation and amended and restated bylaws are summaries and are qualified by reference to the amended and restated articles of incorporation, the amended and restated bylaws, and the applicable provisions of Nevada law.

General

Our articles of incorporation authorizes us to issue up to 100,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock, $0.001 par value per share.

As of June 24, 2019, there were 44,658,282 shares of common stock outstanding, and 1,000,000 shares of preferred stock outstanding.

Common Stock

Voting rights. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. As a result, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our Board of Directors out of legally available funds. We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Liquidation. In the event of our liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and preferences. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Fully paid and nonassessable. All of our outstanding shares of common stock are, and the shares of common stock to be issued in this offering, if any, will be, fully paid and nonassessable.

Preferred Stock

Under our amended and restated articles of incorporation, our Board of Directors has the authority, without further action by the stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to designate and issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the designations, voting powers, preferences and rights of the shares of each wholly unissued series, and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding.

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We will fix the designations, voting powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereof, in a certificate of designation relating to that series. We will file as an exhibit to our reports, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

▪	the title and stated value;

▪	the number of shares we are offering;

▪	the liquidation preference per share;

▪	the purchase price;

▪	the dividend rate, period and payment date and method of calculation for dividends;

▪	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

▪	the procedures for any auction and remarketing, if any;

▪	the provisions for a sinking fund, if any;

▪	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

▪	any listing of the preferred stock on any securities exchange or market;

▪	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

▪	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

▪	voting rights, if any, of the preferred stock;

▪	preemptive rights, if any;

▪	restrictions on transfer, sale or other assignment, if any;

▪	whether interests in the preferred stock will be represented by depositary shares;

▪	a discussion of any material U.S. federal income tax considerations applicable to the preferred stock;

▪	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

▪	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

▪	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

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Nevada law provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our articles of incorporation if the amendment would change the par value or, unless the articles of incorporation provided otherwise, the number of authorized shares of the class or change the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Our Board of Directors may authorize the issuance of preferred stock with voting, exchange or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Series A Preferred Stock

On April 15, 2015, pursuant to Article IV of our Articles of Incorporation, the Company’s Board of Directors voted to designate a class of preferred stock entitled Series A Preferred Stock, consisting of up to one million (1,000,000) shares, par value $0.001. Under the Certificate of Designation, holders of Series A Preferred Stock will be entitled to quarterly dividends on 2% of our earnings before interest, taxes and amortization. The dividends are payable in cash or common stock. The holders will also have a liquidation preference on the state value of $0.02 per share plus any accumulated but unpaid dividends. The holders are further entitled to have the Company redeem their Series A Preferred Stock for three shares of common stock in the event of a change of control and they are entitled to vote together with the holders of the Company’s common stock on all matters submitted to stockholders at a rate of forty-five (45) votes for each share held.

Series B Preferred Stock

On April 16, 2019, pursuant to Article IV of our Articles of Incorporation, the Company’s Board of Directors voted to designate a class of preferred stock entitled Series B Preferred Stock, consisting of up to one hundred thousand (100,000) shares, par value $0.001. Under the Certificate of Designation, the holders of Series B Preferred Stock are entitled to the following powers, designations, preferences and relative participating, optional and other special rights, and the following qualifications, limitations and restrictions, among others as set forth in the Certificate of Designation:

▪	The holders of shares of Series B Preferred Stock will have no right to vote on any matters, questions or proceedings of the Company including, without limitation, the election of directors;

▪	Commencing on the date of issuance, the Series B Preferred Stock will accrue cumulative in kind accruals (“the Accruals”) at the rate of 7.5% per annum;

▪	Upon any liquidation, dissolution or winding up of the Company, the holders of the Series B Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series B Preferred Stock equal to $5,000.00 (the “Face Value”), plus an amount equal to any accrued but unpaid Accruals thereon (the “Liquidation Value”);

▪	On maturity, the Company may redeem the Series B Preferred Stock by paying the holder the Liquidation Value;

▪	Before maturity, the Company may redeem the Series B Preferred stock on 30 days’ notice by paying 145% of the outstanding Face Value per share;

▪	If the Company determines to liquidate, dissolve or wind-up its business and affairs, the Company will, within three trading days of such determination and prior to effectuating any such action, redeem all outstanding shares of Series B Preferred Stock;

▪	In the event of a conversion of any shares of Series B Preferred Stock, the Company will (a) satisfy the payment of the Conversion Premium, which is defined as the Face Value of the shares converted multiplied by the product of 7.5% and the number of whole years between issuance and maturity, and (b) issue to the holder of the shares of Series B Preferred Stock a number of conversion shares equal to the Face Value divided by the applicable Conversion Price (defined as 90% of the of the 5 lowest individual daily volume weighted average prices of the Common Stock from issuance to conversion less $0.075 per share, but no less than the Floor Price [$1.00 prior to corporate approvals to increase the authorized stock and approve the financing and $0.35 after approvals]) with respect to the number of shares converted;

▪	if at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which holder could have acquired if holder had held the number of shares of Common Stock acquirable upon conversion of Series B Preferred Stock;

▪	At maturity (2 years from issuance), all outstanding shares of Series B Preferred Stock shall automatically convert into common stock at the Conversion Price; and

▪	At no time may the holders of Series B Preferred Stock own more than 4.99% of the outstanding common stock in the Company.

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Stock Options

The Company sponsors a stock-based incentive compensation plan known as the 2017 Incentive Plan (the “Plan”), which was established by the Board of Directors of the Company on June 19, 2017. A total of 3,000,000 shares were initially reserved for issuance under the Plan. As of March 31, 2019, there were 2,563,429 shares available for issuance under the plan.

The Plan allows the Company to grant incentive stock options, non-qualified stock options, stock appreciation right, or restricted stock. The incentive stock options are exercisable for up to ten years, at an option price per share not less than the fair market value on the date the option is granted. The incentive stock options are limited to persons who are regular full-time employees of the Company at the date of the grant of the option. Non-qualified options may be granted to any person, including, but not limited to, employees, independent agents, consultants and attorneys, who the Company’s Board believes have contributed, or will contribute, to the success of the Company. Non-qualified options may be issued at option prices of less than fair market value on the date of grant and may be exercisable for up to ten years from date of grant. The option vesting schedule for options granted is determined by the Board of Directors at the time of the grant. The Plan provides for accelerated vesting of unvested options if there is a change in control, as defined in the Plan.

As of March 31, 2019, there are options exercisable to purchase 436,571 shares of common stock in the Company and 47,260 unvested options outstanding that cannot be exercised until vesting conditions are met. As of March 31, 2019, the outstanding options have a weighted average remaining term of was 2.63 years and an intrinsic value of $1,700,174.

Warrants

As of March 31, 2019, there are warrants exercisable to purchase 10,357,918 shares of common stock in the Company and 482,714 unvested warrants outstanding that cannot be exercised until vesting conditions are met. 7,661,980 of the warrants require a cash investment to exercise as follows, 50,000 required a cash investment of $0.80 per share, 4,498,647 require a cash investment of $1.50 per share, 1,250,000 require a cash investment of $2.00 per share, 1,030,000 require a cash investment of $2.50 per share, 500,000 require an investment of $5.00 per share and 333,333 require a cash investment of $7.50 per share. 3,178,652 of the outstanding warrants contain provisions allowing a cashless exercise at their respective exercise price.

Convertible Debt

As of March 31, 2019, the Company had $1,750,000 in debt that is convertible into shares of the Company’s common stock at a conversion price equal to 95% of the mathematical average of the 5 lowest individual daily volume weighted average prices of the common stock, less $0.05 per share, during the period beginning on the issuance date and ending on the maturity date subject to certain floor price restrictions. In the event certain equity conditions exist, the Company may require that the Investor convert the Debenture. In no event shall the Debenture be allowed to affect a conversion if such conversion, along with all other shares of Company common stock beneficially owned by the Investor and its affiliates would exceed 4.99% of the outstanding shares of the common stock of the Company. While the note is outstanding if Triggering Events occur the conversion rate may be decreased by 10% and the interest rate increased by 10% for each Triggering Event. As of March 31, 2019, the effective conversion price was $1.89.

Registration Rights

On December 28, 2018 and April 17, 2019, the Company agreed with the Investor that it will keep a registration available to cover the resale of the Warrant Shares issued in each of the financings.

Listings

The Company submitted an application for listing on the Nasdaq Capital Market on May 28, 2019 which is currently pending.

Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Action Stock Transfer. Its address is 2469 E. Fort Union Blvd, Suite 214 Salt Lake City, UT 84121. The transfer agent for any series of preferred stock, debt securities or warrants that we may offer will be named and described in the prospectus supplement for that series.

Quotation

Our common stock is quoted on the OTCQB under the symbol "CLSK."

Action by Written Consent; Vote Required

Under the NRS, unless otherwise provided in the articles of incorporation or the bylaws, any action that may be taken at a meeting of stockholders also can be taken without such meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding shares holding at least a majority of the voting power. Our Articles of Incorporation do not limit, prohibit, restrict or otherwise qualify the use of this procedure.

Further, unless the NRS or the articles of incorporation of a corporation requires a greater number of votes, matters submitted to stockholders generally require the approval of a majority of the outstanding shares at a meeting when a quorum is present. The NRS requires the approval of the holders of outstanding shares holding at least a majority of the voting power in order to amend a Nevada corporation’s articles of incorporation, unless the articles of incorporation require a greater vote to take such action. Our Articles of Incorporation do not require a greater vote to take such action. Accordingly, because the Action requires an amendment to our Articles of Incorporation, the approval of the Action required the receipt of the written consent of the holders of at least a majority of the outstanding voting power of the Company as of the Record Date.

Notice of Action by Written Consent

The Company is required to provide prompt notice of the taking of corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No appraisal rights are afforded to stockholders of the Company under the laws as a result of the approval of the Action.

 No Cumulative Voting

Except as may be provided by the resolutions of the Board of Directors authorizing the issuance of Common Stock, cumulative voting by any stockholder is expressly denied.

DESCRIPTION OF THE AUTHORIZED SHARE INCREASE OF COMMON STOCK

General

Our Board of Directors and the Consenting Stockholders have approved the Authorized Share Increase and have authorized the Company to file an Amendment to our Articles of Incorporation to effect the Authorized Share Increase.

Background; Reasons for the Authorized Share Increase

The Authorized Share Increase is intended to allow the Company to maintain legal compliance with outstanding contractual obligations, including the obligation to maintain adequate share reserves, performance under the Financing Transaction, and for general corporate purposes.

The par value of the Common Stock will remain unchanged at $0.001 per share and the Authorized Share Increase will not change the number of outstanding shares of Common Stock under the Articles of Incorporation. Accordingly, the Authorized Share Increase will have the effect of creating additional authorized and unreserved shares of our Common Stock.

Although at present, other than as it relates to our rights and obligations under the Financing Transaction, we have no current plans, arrangements or understandings providing for the issuance of the additional shares of Common Stock that would be made available for issuance upon effectiveness of the Authorized Share Increase, such additional shares may be used by us for various purposes in the future without further stockholder approval. Other purposes may include, among other things:

•	the sale of shares to raise additional capital;

•	the issuance of equity incentives to our employees, officers or directors;

•	establishment of strategic relationships with other companies and suppliers; and

•	acquisition of other businesses or products.

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Aside from the Financing Transaction and managing its existing convertible debt instruments and corresponding share reserves, the Board of Directors is not implementing the Authorized Share Increase in anticipation of any specific future transaction or series of transactions. Further, the Board of Directors does not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act.

Vote Required

We have obtained approval to effect the Authorized Share Increase through the written consent of the Consenting Stockholders. Therefore, a special meeting of our stockholders to approve the Authorized Share Increase will not take place for this purpose.

Material Effects of the Authorized Share Increase

The principal effect of the Authorized Share Increase will be to increase the number of authorized shares. As a result, stockholders should recognize that once the Authorized Share Increase is effected, they will own the same number of shares that they currently own. However, the Authorized Share Increase will affect all stockholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company. Proportionate voting rights and other rights and preferences of the holders of Common Stock will not be affected by the Authorized Share Increase. For example, a holder of 2% of the outstanding shares of Common Stock immediately prior to the Authorized Share Increase would continue to hold 2% of the outstanding shares of Common Stock immediately after the Authorized Share Increase. The number of stockholders of record also will not be affected by the Authorized Share Increase.

The Company is subject to the periodic reporting and other requirements of the Securities Exchange Act. The Authorized Share Increase will not affect the registration of the Common Stock under the Securities Exchange Act and the Common Stock will continue to be reported on the OTCQB.

Effect on Fractional Stockholders

Stockholders will not receive fractional shares in connection with the Authorized Share Increase and the Company will not be paying any cash to any stockholders for any fractional shares from the Authorized Share Increase.

Effect on Registered and Beneficial Stockholders

Following the Authorized Share Increase, the Company intends to treat stockholders holding the Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Certain Risk Factors Associated with the Authorized Share Increase

In evaluating the Authorized Share Increase, the Board of Directors also took into consideration negative factors associated with authorized share increases. These factors included the negative perception of authorized share increases by some investors, analysts and other stock market participants, as well as various other risks and uncertainties that surround the implementation of an authorized share increase, including but not limited to the following:

There can be no assurance that the market price per share of the Common Stock after the Authorized Share Increase will remain unchanged. In the long term the price per share depends on many factors, including our performance, prospects and other factors, some of which are unrelated to the number of shares outstanding. If the Authorized Share Increase is consummated and the trading price of the Common Stock declines, the percentage decline as an absolute number and as a percentage of the Company’s overall market capitalization may be greater than would occur in the absence of the Authorized Share Increase. The history of similar authorized share increases for companies in similar circumstances is varied.

The Board of Directors, however, has determined that any potentially negative factors were outweighed by the potential benefits of the Authorized Share Increase and voted to approve the Authorized Share Increase.

Authorized Shares; Potential Dilutive Effect

As of the Record Date, the Company had 100,000,000 shares of Common Stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001, authorized.

The Authorized Share Increase would not change the number of authorized shares of preferred stock. Following the Authorized Share Increase, authorized but unissued shares of Common and preferred stock will be available for issuance, and the Company may issue such shares in the future.

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The issuance of a substantial number of additional shares of Common Stock from the newly-authorized shares provided for in the Authorized Share Increase would result in dilution of our existing stockholders’ ownership interest in the Company. Stockholders of the Company do not have preemptive rights with respect to our Common Stock. Thus, existing stockholders would not have any preferential rights to purchase any shares. See “Action Two: Approval of the Financing Transaction” for specific plans related to issuance of securities which may have a dilutive effect.

Accounting Matters; Tax Consequences

The par value per share of Common Stock would remain unchanged at $0.001 per share after the Authorized Share Increase. As a result, on the effective date of the Authorized Share Increase, the stated capital on the Company’s balance sheet attributable to the Common Stock will remain the same. Our net income or loss and our net book value on a per share basis will remain the same. The Company does not anticipate that any accounting consequences would arise as a result of the Authorized Share Increase.

There are no tax consequences from the Authorized Share Increase.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares of Common Stock available for issuance following the effective date of the Authorized Share Increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board of Directors or contemplating a tender offer or other transaction for the combination of the Company with another company), the Authorized Share Increase proposal is not being undertaken in response to any effort of which the Board of Directors is aware to accumulate shares of the Common Stock or obtain control of the Company. Other than the Authorized Share Increase, the Board of Directors does not currently contemplate the adoption of any other amendments to the Articles of Incorporation that could be construed to affect the ability of third parties to take over of change the control of the Company. In certain circumstances, our management may issue additional shares to resist a third party takeover transaction, even if done at an above-market premium and favored by a majority of independent stockholders.

THE AMENDMENT TO OUR ARTICLES OF INCORPORATION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT AND ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

ACTION TWO: APPROVAL OF THE FINANCING TRANSACTION

The Offering

Transaction Documents

Includes the Purchase Agreement for the sale of the Debenture, the Series B Preferred Stock, the Common Stock and the Warrant, and also includes the Voting Agreements executed by stockholders beneficially owning and controlling more than 51% of our voting power.

Purchase Price	The aggregate purchase price for the Debenture, the Series B Preferred Stock, the Warrant and the Common Stock is $20,000,000.
Debenture	$10,750,000 face value Senior Secured Redeemable Convertible Promissory Note.
Maturity Date	Two years from the date of issuance.

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Interest	The Debenture accrues compounded interest on the unpaid principal balance of the Debenture at the rate equal to 7.5% per annum.
Conversion Rights/Conversion Price

The holder may convert the Debenture into shares of our Common Stock at a conversion price equal to 90% of the mathematical average of the 5 lowest individual daily volume weighted average prices of the Common Stock, less $0.075 per share, during the period beginning on the issuance date and ending on the maturity date. In the event certain equity conditions exist, we may require that the holder convert the Debenture. In no event shall the holder of the Debenture be allowed to effect a conversion if such conversion, along with all other shares of our Common Stock beneficially owned by the holder and its affiliates would exceed 4.99% of the outstanding shares of our Common Stock.

Prepayment	Prior to the maturity date, provided that no trigger event has occurred, we will have the right at any time upon 30 trading days’ prior written notice, in our sole and absolute discretion, to redeem all or any portion of the Debenture then outstanding by paying the holder an amount equal to 145% of the face value of the Debenture.
Events of Default

If an event of default on the Debenture occurs, the face value of the Debenture, plus any accrued and unpaid interest and late payments, may become immediately due and payable. See “Description of the Debenture, the Series B Preferred Stock, the Common Stock and the Warrant” for additional information.

Governing Law	The Debenture will be governed by, and construed in accordance with, the laws of the US Virgin Islands, without regard to the principles of conflict of laws thereof.
Warrant

The Warrant is exercisable for a term of three years on a cash-only basis at an exercise price of $3.50 per share with respect to 2,000,000 Warrant Shares, $4.00 with respect to 100,000 Warrant Shares, $5.00 with respect to 100,000 Warrant Shares, $7.50 with respect to 50,000 Warrant Shares and $10.00 with respect to 50,000 Warrant Shares.

Series B Preferred Stock	2,150 shares of Series B Preferred Stock. The Series B Preferred Stock may convert into shares of Common Stock and has other features as contained in the Certificate of Designation that the Company filed in the State of Nevada on April 16, 2019. See “Description of Capital Stock.”
Common Stock	1,250,000 shares of Common Stock.
Closings

Upon satisfaction of closing conditions, at the first closing we plan to sell the Debenture, the Common Stock and the Warrant for $10,000,000. At the second closing, we plan to sell 1,075 shares of Series B Preferred Stock for $5,000,000 upon approval of our stockholders: (1) to increase our authorized common stock from 100,000,000 shares, par value $0.001 per share, to 200,000,000 shares, and (2) to approve the Agreement and the issuance of the Debenture, the Series B Preferred Stock, the Warrant, the Common Stock and the shares underlying the Debenture and the Series B Preferred Stock and the Warrant Shares. We have also agreed to submit an application for listing on the Nasdaq Capital Market within 45 days of executing the Agreement. Within 30 days of approval of the above corporate actions and upon listing with the Nasdaq Capital Market, we have an option to sell the remaining 1,075 shares of Series B Preferred Stock at $5,000 per share with a 7.5% OID for the sum of up to $5,000,000.

Use of Proceeds

We will receive gross proceeds of $20,000,000 from the sale of the securities in this offering. We plan to use the net proceeds received in such sale for general corporate purposes and the repayment of certain outstanding debt. We will not receive any additional proceeds from the conversion of the Debenture, whether in whole or in part.

No Listing	We do not intend to apply for listing for the Debenture, Series B Preferred Stock or Warrant on any national securities exchange or any automated dealer quotation system.
OTC Markets Group, Inc.’s OTCQB marketplace	Our shares of Common Stock are quoted on the OTC Markets Group, Inc.’s OTCQB marketplace under the symbol “CLSK.”

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DESCRIPTION OF THE DEBENTURE, THE SERIES B PREFERRED STOCK, THE COMMON STOCK AND THE WARRANT

The following is a summary of the material terms of the Debenture, Warrant and related securities issuable pursuant to the Purchase Agreement, dated as of April 17, 2019, by and between the Company and the Investor. While we believe this description covers the material terms of this agreement, we encourage you to read the Purchase Agreement, the related exhibits as well as the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 18, 2019. For more information about accessing this Current Report on Form 8-K and the other information we file with the SEC, please see “Where You Can Find More Information” below.

On April 17, 2019, we entered into a Purchase Agreement with a third party and we are offering the $10,750,000 face value Senior Secured Redeemable Convertible Promissory Note (the “Debenture”), 2,150 shares of Series B Preferred Stock, 1,250,000 shares of Common Stock, a Common Stock Purchase Warrant (the “Warrant”) to acquire up to 2,300,000 shares of Common Stock and the shares of our Common Stock underlying the Debenture, the Series B Preferred Stock and the Warrant Shares.

As part of the transaction, our stockholders owning and controlling more than 51% of our outstanding shares of Series A Preferred Stock and Common Stock were required to execute Voting Agreements that required those stockholders to vote in favor of the Purchase Agreement and issuance of the securities covered thereby.

The Debenture has a maturity date two years from the issuance date and we have agreed to pay compounded interest on the unpaid principal balance of the Debenture at the rate equal to 7.5% per annum. Interest is payable on the date the applicable principal is converted or on maturity. The interest must be paid in cash and, in certain circumstances, may be paid in shares of our Common Stock. The features of the Series B Preferred Stock are discussed above in the section titled “Description of Capital Stock.” The Warrant is exercisable for a term of three years on a cash-only basis at an exercise price of $3.50 per share with respect to 2,000,000 Warrant Shares, $4.00 with respect to 100,000 Warrant Shares, $5.00 with respect to 100,000 Warrant Shares, $7.50 with respect to 50,000 Warrant Shares and $10.00 with respect to 50,000 Warrant Shares.

The purchase price for the Debenture, Series B Preferred Stock, Common Stock and the Warrant is $20,000,000.

Upon satisfaction of closing conditions, at the first closing we plan to sell the Debenture, the Common Stock and the Warrant for $10,000,000. At the second closing, we plan to sell 1,075 shares of Series B Preferred Stock for $5,000,000 upon approval of our stockholders: (1) to increase our authorized common stock from 100,000,000 shares, par value $0.001 per share, to 200,000,000 shares, and (2) to approve the Agreement and the issuance of the Debenture, the Series B Preferred Stock, the Warrant, the Common Stock and the shares underlying the Debenture and the Series B Preferred Stock and the Warrant Shares. We have also agreed to submit an application for listing on the Nasdaq Capital Market within 45 days of executing the Agreement. Within 30 days of approval of the above corporate actions and upon listing with the Nasdaq Capital Market, we have an option to sell the remaining 1,075 shares of Series B Preferred Stock at $5,000 per share with a 7.5% OID for the sum of up to $5,000,000.

Prior to the maturity date of the Debenture, provided that no trigger event has occurred, we will have the right at any time upon 30 trading days’ prior written notice, in our sole and absolute discretion, to redeem all or any portion of the Debenture then outstanding by paying the holder an amount equal to 145% of the face value of the Debenture.

The holder may convert the Debenture into shares of our Common Stock at a conversion price equal to 90% of the mathematical average of the 5 lowest individual daily volume weighted average prices of our Common Stock, less $0.075 per share, during the period beginning on the issuance date and ending on the maturity date. There is a floor price of $1.00 per share until we complete the above corporate actions and then $0.35 per share. In the event certain equity conditions exist, we may require that the holder convert the Debenture. In no event shall the holder of the Debenture be allowed to effect a conversion if such conversion, along with all other shares of our Common Stock beneficially owned by the holder and its affiliates would exceed 4.99% of the outstanding shares of our Common Stock.

We do not intend to apply to list the Debenture, the Series Preferred Stock or Warrant on any national securities exchange or any automated dealer quotation system. Our Common Stock is listed on the OTCQB marketplace under the symbol “CLSK.” On April 16, 2019, the last reported sale price of our Common Stock was $3.34 per share.

We intend to use the net proceeds received from the sale of the above securities for general corporate purposes and the repayment of certain outstanding debt. We will not receive any additional proceeds if and when the Debenture or Series B Preferred Stock is converted, in whole or in part, into shares of our Common Stock. We will, however, receive any additional proceeds if and when the Warrant is exercised into shares of our Common Stock.

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CONSENTING STOCKHOLDERS APPROVAL REQUIRED

The Consenting Stockholders holding more than a majority of the voting power of the Company executed and delivered to us a written consent, effective as of June 24, 2019, authorizing the Actions. As of the Record Date, the Consenting Stockholders held shares representing approximately 64.9% of the voting power of the Company. The Consenting Stockholders voted all of their respective shares to approve the Actions.

Taking action by written consent of the Consenting Stockholders has eliminated the costs and management time that would have otherwise been necessary to hold a special meeting of stockholders and will permit the Company to effect the Actions as early as possible in order to accomplish the purposes of the Company, as hereafter described.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of June 24, 2019 the number and percentage of the 44,658,282 shares of outstanding common stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Company as a group and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding common stock.  Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

Except as otherwise indicated, the address of each of the persons named in the table below is c/o CleanSpark, Inc., 70 North Main Street, Ste. 105 Bountiful, Utah 84010.

Name of Beneficial Owner	Number of Shares of Par Value $0.001 Common Stock Beneficially Owned	Percentage of Class
5% or Greater Stockholders
Bruce Lybbert 1366 Skyline Dr. Bountiful, UT 84010	3,041,691(1)	6.8%

Directors and named executive officers
S. Matthew Schultz	5,459,956(2)	12.2%
Zachary Bradford	3,608,632(3)	8.1%
Larry McNeill	1,880,713(4)	4.2%
Bryan Huber	923,491(5)	2.1%
All Officers and Directors as a Group (4 Persons)	12,122,792	26.6%

 * Less than 1%

(1)	Includes 1,041,691 shares of common stock held in his name, 2,000,000 shares of common stock held by Jacque Lybbert, Mr. Lybbert’s spouse.

(2)	Includes 4,800,000 shares of common stock held in the S M Schultz IRRV TR to which Mr. Schultz is the beneficial owner, 250,000 shares of common stock held in his name and 409,956 shares of common stock held by his spouse.

(3)	Includes 3,238,632 shares of common stock held in ZRB Holdings Inc. in which Mr. Bradford is the beneficial owner, 120,000 shares of common stock held in BlueChip Advisors LLC in which Mr. Bradford shares beneficial ownership and warrants to purchase 250,000 shares of common stock.

(4)	Includes 489,361 shares of common stock held in his name, 716,352 shares of common stock held in his Roth IRA, 175,000 shares held by his son living with him and warrants to purchase 500,000 shares of common stock.

(5)	Includes 23,491 shares of common stock held in his name and warrants to purchase 900,000 shares of common stock.

The following table sets forth as of June 24, 2019 the number and percentage of the 1,000,000 shares of outstanding Series A Preferred Stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer, (iii) all current directors and executive officers of the Company as a group and (iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding shares of Series A Preferred Stock.  Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

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Except as otherwise indicated, the address of each of the persons named in the table below is c/o CleanSpark, Inc., 70 North Main Street, Ste. 105 Bountiful, Utah 84010.

Name of Beneficial Owner	Number of Shares of Par Value $0.001 Series A Preferred Stock Beneficially Owned	Percentage of Class
5% or Greater Stockholders
Bruce Lybbert	250,000	25%

Directors and named executive officers
S. Matthew Schultz	250,000	25%
Zachary Bradford	250,000	25%
Bryan Huber	—	0%
Larry McNeill	250,000	25%
All Officers and Directors as a Group (5 Persons)	750,000	75%

INTERESTS OF CERTAIN PERSONS

Except in their capacity as stockholders (which interest does not differ from that of the other stockholders), none of our executive officers, directors or any of their respective associates or affiliates has any interest in the Authorized Share Increase and no directors or officers of the Company purchased any of the securities in the transactions described in this Information Statement.

OTHER MATTERS

Actions Contained in Written Consent

No matters other than those discussed in this Information Statement are contained in the written consent signed by the stockholders holding a majority of the voting power of the Company.

Proposals by Security Holders

No security holder has requested the Company to include any proposal in this Information Statement.

Expenses

The expenses of mailing this Information Statement will be borne by the Company, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our Common Stock held of record by such persons and that our Company will reimburse them for their reasonable expenses incurred in connection therewith.

No Appraisal Rights

Our stockholders are not entitled to appraisal rights under the Nevada Revised Statutes with respect to the Actions described in this Information Statement, and the Company has not independently provided its stockholders with any such right.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at the address below or by calling the Company at the number below and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements, proxy statements and annual reports.

COMPANY CONTACT INFORMATION

All inquiries regarding our Company should be addressed to our Company’s principal executive office:

CleanSpark, Inc.

Attn: Chief Executive Officer

70 North Main Street, Ste. 105

Bountiful, Utah

(801) 244-4405

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WHERE YOUR CAN FIND MORE INFORMATION

The Company is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “SEC”) relating to its business, financial condition and other matters. Such reports and other information can be inspected and copied at the public reference facilities maintained at the SEC at 100 F Street NW, Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the SEC, Public Reference Section, 100 F Street NW, Washington D.C. 20549, at prescribed rates. The SEC maintains a website on the Internet (http://www.sec.gov) that contains the Exchange Act Filings filed electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this Information Statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this Information Statement, and information that we file later with the SEC will automatically update and supersede this information. Therefore, you should check for reports that we may have filed with the SEC after the date of this Information Statement. We incorporate by reference the following filings (except for information therein furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act):

•	The Company’s final prospectus filed on April 17, 2019 pursuant to Rule 424(b)(5) (File No. 333- 228063);

•	The Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, filed on January 15, 2019;

•	The Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended December 31, 2018, and March 31, 2019, filed on February 14, 2019 and May 15, 2019, respectively; and

•	The Company’s Current Reports on Form 8-K, filed on October 5, 2018, December 28, 2018, December 31, 2018, January 24, 2019, February 8, 2019, and April 18, 2019.

Any statement contained in this Information Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Information Statement to the extent that a statement contained in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Statement.

This Information Statement, or information incorporated by reference herein, contains summaries of certain agreements that we have filed as exhibits to various SEC filings, as well as certain agreements that we entered into in connection with the transactions discussed herein. The descriptions of the agreements contained in this Information Statement or information incorporated by reference herein do not purport to be complete and are subject to, or qualified in their entirety by reference to, the definitive agreements. You can obtain the documents incorporated by reference in this Information Statement through our website, www.ir.cleanspark.com, and from the SEC at its website, www.sec.gov. Copies of the definitive agreements will also be made available to you without charge by contacting us at info@cleanspark.com.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF CERTAIN TRANSACTIONS ENTERED INTO BY THE COMPANY.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ S. Matthew Schultz
S. Matthew Schultz
Chief Executive Officer

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APPENDIX A

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.	Name of corporation: CleanSpark, Inc.

2.	The articles have been amended as follows: (provide article numbers, if available)

Article IV: CAPITAL STOCK

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is two hundred and ten million (210,000,000) shares, consisting of two classes to be designated, respectively, "Common Stock" and "Preferred Stock," with all of such shares having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is two hundred million (200,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is ten million (10,000,000) shares.

3.	The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 64.9%

4.	Effective date and time of filing:
5.	Signature: (required) /s/ S. Matthew Schultz Signature of Officer

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